Exhibit 10.5

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”), is made and entered into as of this 3nd day of August, 2017, by and between Ross Henry Ramsey, an individual, with address at 154 Oakwood Creek Lane, Weatherford, TX 76088 (the “Consultant”), and International Western Petroleum, Inc., a Nevada corporation, with offices at 5525 N. MacArthur Boulevard, Suite 280, Irving TX 75038 (the “Company”) (together the “Parties”).

WHEREAS, Consultant is in the business of oil and gas exploration and production;

WHEREAS, the Company deems it to be in its best interest to retain Consultant to render to the Company such services as may be needed; and

WHEREAS, the Parties desire to set forth the terms and conditions under which Consultant shall provide services to the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

Term of Agreement

The Agreement shall remain in effect from the date hereof through the expiration of a period of twenty-four (24) months from the date hereof (the “Term”), and thereafter may be renewed upon the mutual written consent of the Parties.

Nature of Services to be rendered.

During the Term and any renewal thereof, Consultant shall use its experience and knowledge and connections to:

(a)	provide the Company with management of exploration and production projects including but not limited to existing productions of International Western Petroleum, Inc.; and
(b)	support the Company to execute its M&A strategies to accelerate growth in oil and gas production and development (collectively, the “Services”).

It is acknowledged and agreed by the Company that Consultant carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws. The Services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects, however it is anticipated and agreed upon by both parties that considerable time and resources will be required to fulfill the obligations to the Company under this agreement. The Consultant shall specifically not provide any of the following services to the Company: (i) negotiation for the sale of any the Company's securities; (ii) discuss details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; (iii) engage in due diligence activities; (iv) provide advice relating to the valuation of or the financial advisability of any investments in the Company; or (v) handle any funds or securities on behalf of the Company.

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Consulting Agreement August 3, 2017 for Ross Henry Ramsey

Disclosure of Information

The Consultant shall NOT disclose to any third party any material non-public information or data received from the Company without the prior written consent and approval of the Company other than: (i) to its agents or representatives that have a need to know in connection with the Services hereunder; provided such agents and representatives have a similar obligation to maintain the confidentiality of such information; (ii) as may be required by applicable law; provided, Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure; and (iii) such information as becomes publicly known through no action of the Consultant, or its agents or representatives.

Compensation.

As soon as practicable after the date of this Agreement, the Company will issue to the Consultant an option pursuant to the terms of the 2017 Stock Award Plan for the right to acquire up to an aggregate of 720,000 shares of the Company’s common stock, as compensation for the services rendered hereunder, the number of shares subject to the option to be subject to changes due to a reverse split of shares of the Company from the date hereof. The vesting of the shares subject to the option will be a time based, vesting monthly at the rate of 30,000 shares, commencing with first calendar day after the date of this Agreement. The exercise price will be $0.01 per share, and exercisable commencing one year from the date hereof ending on the date that is three years from the date hereof, and include a cashless exercise provision. Consultant will be responsible for all taxes and other costs related to the acquisition and transfer of the option and the underlying shares. Separately, in the discretion of the Board of Directors of the Company (the “Board’) or committee designated by the Board to make determinations pursuant to the 2017 Stock Award Plan, the Company will consider and award either one or more options or restricted stock awards of up to an aggregate of 960,000 shares of the Company’s common stock to the Consultant from time to time, based on the performance of the Consultant during the term of this Agreement with respect to the services hereunder, the option or award to be issued under the 2017 Stock Award Plan, if at all, on the terms as determined by the Board or committee designated by the Board to make determinations pursuant to the 2017 Stock Award Plan. The foregoing awards or potential equity award amounts will be proportionately and equitably adjusted for any corporate actions, such as a stock dividends and reverse stock splits.

The Company will pay to Consultant a monthly cash consulting fee of $6,600.00.

The Board will review the cash compensation amount on a quarterly basis to see if it should be adjusted upwards. The review does not constitute any obligation to change the cash compensation amount, and any change is entirely in the discretion of the Board.

Working Title.

Consultant will serve the Company as President of Exploration and Production to render the Services. This position will not be considered an “executive officer” position for purposes of SEC reporting.

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Consulting Agreement August 3, 2017 for Ross Henry Ramsey

Representations and Warranties of the Consultant.

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant will not take any action that will cause the Company to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the “SEC”), the FINRA, the securities commissioner or department of any state, or any other regulatory or governmental body or agency. Neither the Consultant nor any of its designees is subject to any sanction or restriction imposed by the SEC, the FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant’s execution of this Agreement or the performance of its obligation hereunder. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company’s. The Consultant has full power to execute and deliver this Agreement.

Duties of the Company.

The Company will supply Consultant, on a regular basis with all approved data and information about the Company, its management, its products, and its operations as reasonably requested by Consultant and which the Company determines and can be reasonably obtained. The Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that the Consultant may take corrective action.

Representations and Warranties of the Company.

The Company hereby makes the following unconditional representations and warranties:

The Company is not subject to any restriction imposed by the SEC or by operation of the Securities Act of 1933, as amended (the “1933 Act”), the Exchange Act of 1934, as amended (the “1934 Act”) or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which prohibit its execution of this Agreement or the performance of its obligations to the Consultant set forth herein. During the preceding year, the Company has not been sanctioned by the SEC, FINRA or any state securities commissioner or department in connection with any issuance of its securities. All payments required to be made on time and in accordance with the payment terms and conditions set forth herein.

Compliance with Securities Laws

The Parties acknowledge and agree that the Company is subject to the requirements of the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, “Securities Laws”). The Securities Laws impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about the Company provided to the Consultant by the Company, which the Company expressly agrees may be disseminated to the public by the Consultant in providing Services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Company shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Company, in light of the circumstances in which they were made, not misleading, and (iii) the Company shall promptly notify the Consultant of any “quiet period” or “blackout period” or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law. Each Party (an “indemnifying party”) hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the “indemnified party”) for any damages caused to the indemnified party by the indemnifying party’s breach or violation of any Securities Law, except to the extent that the indemnifying party’s breach or violation of a Securities Law is caused by the indemnified party’s breach or violation of the Agreement, or any Securities Law.

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Consulting Agreement August 3, 2017 for Ross Henry Ramsey

Issuance of Option Agreement to Consultant

The required option agreement under this Agreement shall be issued from a 2017 Stock Award Plan as duly authorized, fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the issuance of the restricted stock, including obtaining the prior approval of the Board.

Indemnification of Consultant by the Company.

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company’s securities occurring out of or in connection with the Consultant’s relationship with the Company including, without limitation, reasonable attorney’s fees and other costs arising out of any such claims; provided, however, that the Company will not be liable in any such case for losses, claims, damages, liabilities or expenses that arise from the gross negligence or willful misconduct of the Consultant.

Indemnification of the Company by the Consultant.

The Consultant shall identify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any the Consultant’s gross negligence or intentional breach of its representations, warranties or agreements made hereunder.

Applicable Law.

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

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Consulting Agreement August 3, 2017 for Ross Henry Ramsey

Disputes.

Any conflicts, disputes and disagreements arising out of or in connection with the Agreement, shall be subject to state court in Nevada.

Entire Understanding/Incorporation of other Documents.

The Agreement attached hereto contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

No Assignment or Delegation Without Prior Approval.

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

Survival of Agreement.

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

Independent Contractor.

Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement.

No Amendment Except in Writing.

Neither the Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

Waiver of Breach.

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

Severability of the Agreement.

Except as otherwise provided herein, if any provision hereof is deemed by a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

Termination of the Agreement.

The Company may terminate the Agreement on the three (3) month anniversary of the date of this Agreement or thereafter at any time, with or without cause, in the discretion of the Company, by providing written notification to the Consultant. The notice may be sent in advance so as to provide for termination on the three (3) month anniversary of the date of this Agreement or such other date as indicated in the notice of termination after the three (3) month anniversary. The Agreement will terminate five days following the date of receipt of the written notification by the Consultant (“Date of Termination”). In the event of termination of the Agreement by the Company, the Consultant shall be entitled to keep any and all fees through the Date of Termination and Company stock that is issued and outstanding held by the Consultant or vested from the Company under this Agreement prior to the Date of Termination.

Counterparts and Facsimile Signature.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of electronic copies bearing the signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such electronic copies shall constitute enforceable original documents.

No Construction Against Drafter.

The Agreement shall be construed without regard to any presumption or other requiring construction against the Party causing the drafting hereof.

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Consulting Agreement August 3, 2017 for Ross Henry Ramsey

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

International Western Petroleum, Inc.		Consultant

By:		By:

	Patrick Norris, authorized corporate signatory		Ross Henry Ramsey

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Consulting Agreement August 3, 2017 for Ross Henry Ramsey